Earnings Release

Mastercard Incorporated Reports Third-Quarter 2020 Financial Results

•Third-quarter net income of $1.5 billion, or diluted earnings per share (EPS) of $1.51
•Third-quarter adjusted net income of $1.6 billion, or adjusted diluted EPS of $1.60
•Third-quarter net revenue of $3.8 billion, a decrease of 14% on both an as reported and a currency-neutral basis
•Third-quarter gross dollar volume up 1% and purchase volume up 2%, returning to positive territory
Purchase, NY - October 28, 2020 - Mastercard Incorporated (NYSE: MA) today announced financial results for the third quarter of 2020.
“Mastercard has been focused on helping merchants, banks, fintechs, governments and consumers with products and services to navigate the pandemic. We are seeing encouraging progress in the trajectory of domestic spending, while travel spending remains a challenge,” said Ajay Banga, Mastercard CEO. “Meanwhile, we are winning new business in core payments and are making real progress with our digital solutions, differentiated service offerings and multi-rail capabilities.”
Quarterly Results

Third-Quarter Operating Results			Increase / (Decrease)
$ in billions, except per share data	Q3 2020	Q3 2019	Reported GAAP	Currency-neutral
Net revenue	$3.8	$4.5	(14)%	(14)%
Operating expenses	$1.7	$1.8	(4)%	(5)%
Operating income	$2.1	$2.7	(21)%	(20)%
Operating margin	54.9%	59.4%	(4.6) ppt	(4.2) ppt
Effective income tax rate	21.0%	16.9%	4.1 ppt	4.3 ppt
Net income	$1.5	$2.1	(28)%	(27)%
Diluted EPS	$1.51	$2.07	(27)%	(26)%

Key Third-Quarter Non-GAAP Results [1]			Increase / (Decrease)
$ in billions, except per share data	Q3 2020	Q3 2019	As adjusted	Currency-neutral
Net revenue	$3.8	$4.5	(14)%	(14)%
Adjusted operating expenses	$1.7	$1.8	(4)%	(5)%
Adjusted operating margin	54.9%	59.4%	(4.6) ppt	(4.2) ppt
Adj. effective income tax rate	20.0%	16.8%	3.2 ppt	3.3 ppt
Adjusted net income	$1.6	$2.2	(27)%	(26)%
Adjusted diluted EPS	$1.60	$2.15	(26)%	(25)%
1. The Key Third-Quarter Non-GAAP Results exclude the impact of gains and losses on the company’s equity investments and/or currency. See page 11 for the company’s non-GAAP adjustments and the reconciliation to GAAP reported amounts.

Q3 2020 Key Business Drivers (YoY growth)
Gross dollar volume	Cross-border volume	Switched transactions
(local currency basis)	(local currency basis)
up 1%	down 36%	up 5%

The following additional details are provided to aid in understanding Mastercard’s third-quarter 2020 results, versus the year-ago period:
•Net revenue decreased 14% on both an as reported and a currency-neutral basis, which reflects the impacts of COVID-19 and includes a 1 percentage point benefit from acquisitions. The decline was driven by the impact of the following factors:
◦Cross-border volume decline of 36% on a local currency basis.
◦Rebates and incentives were flat, but increased 2% on a currency-neutral basis.
◦These decreases to net revenue were partially offset by:
◦Gross dollar volume growth of 1% , on a local currency basis, to $1.6 trillion.
◦Switched transactions growth of 5%.
◦Other revenues growth of 5%, or 6% on a currency-neutral basis. This includes a 2 percentage point increase due to acquisitions. The remaining growth was driven primarily by the company’s Cyber & Intelligence and Data & Services solutions.
•Total operating expenses decreased 4%, or 5% on a currency-neutral basis. This includes 3 percentage points of growth from acquisitions. Excluding acquisitions, expenses decreased 8% primarily related to lower advertising and marketing, travel, personnel costs and professional fee spend. There were no special items in the current or comparable period.
•Other income (expense) was unfavorable $69 million versus the year-ago period. Excluding the impact of gains and losses on equity investments, adjusted other income (expense) was unfavorable by $78 million versus the year-ago period, primarily due to increased interest expense related to debt issuances in the current year.
•The effective tax rate for the third quarter of 2020 was 21.0%, versus 16.9% for the comparable period in 2019, primarily due to a discrete tax benefit related to a favorable court ruling in 2019 and certain losses on equity investments that did not provide any tax benefit in the current period. The adjusted effective tax rate for the third quarter of 2020 was 20.0%, versus 16.8% for the comparable period in 2019, primarily due to a discrete tax benefit related to a favorable court ruling in 2019.
•As of September 30, 2020, the company’s customers had issued 2.7 billion Mastercard and Maestro-branded cards.
Return of Capital to Shareholders
During the third quarter of 2020, Mastercard repurchased approximately 6.5 million shares at a cost of $2.1 billion and paid $402 million in dividends. Quarter-to-date through October 23, the company repurchased approximately 1.1 million shares at a cost of $392 million, which leaves $4.5 billion remaining under the current repurchase program authorization.

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Year-to-Date Results

Year-to-Date Operating Results			Increase / (decrease)
$ in billions, except per share data	2020	2019	Reported GAAP	Currency-neutral
Net revenue	$11.2	$12.5	(10)%	(9)%
Operating expenses	$5.2	$5.2	(1)%	—%
Operating income	$6.0	$7.3	(17)%	(15)%
Operating margin	53.9%	58.3%	(4.4) ppt	(4.1) ppt
Effective income tax rate	17.3%	17.1%	0.2 ppt	0.4 ppt
Net income	$4.6	$6.0	(23)%	(22)%
Diluted EPS	$4.59	$5.87	(22)%	(20)%

Key Year-to-Date Non-GAAP Results [1]			Increase / (decrease)
$ in billions, except per share data	2020	2019	As adjusted	Currency-neutral
Net revenue	$11.2	$12.5	(10)%	(9)%
Adjusted operating expenses	$5.1	$5.2	(1)%	(1)%
Adjusted operating margin	54.1%	58.3%	(4.1) ppt	(3.8) ppt
Adj. effective income tax rate	17.1%	17.4%	(0.3) ppt	(0.1) ppt
Adjusted net income	$4.8	$6.0	(19)%	(18)%
Adjusted diluted EPS	$4.78	$5.81	(18)%	(16)%
1. The Key Year-to-Date Non-GAAP Results exclude the impact of gains and losses on the company’s equity investments, special items as described on page 12 (“Year-to-Date Special Items”) and/or currency. See page 12 for the company’s non-GAAP adjustments and the reconciliation to GAAP reported amounts.

Year-to-Date 2020 Key Business Drivers (YoY growth)
Gross dollar volume	Cross-border volume[2]	Switched Transactions[2]
(local currency basis)	(local currency basis)
down 0.4%	down 29%	up 2%
2. Growth rates normalized to eliminate the effects of differing switching and carryover days between periods. Carryover days are those where transactions and volumes from days where the company does not clear and settle are processed.

The following additional details are provided to aid in understanding Mastercard’s Year-to-Date 2020 results, versus the year-ago period:
•Net revenue decreased 10%, or 9% on a currency-neutral basis, which reflects the impacts of COVID-19 and includes a 1 percentage point benefit from acquisitions. The decline was driven by the impact of the following factors:
◦Gross dollar volume decline of 0.4% , on a local currency basis, to $4.6 trillion.
◦Cross-border volume decline of 29% on a local currency basis.
◦Rebates and incentives growth of 4%, or 6% on a currency-neutral basis, primarily due to new and renewed deals, partially offset by a favorable mix of incentive-related volumes.
◦These decreases to net revenue were partially offset by:
▪Switched transactions growth of 2%.
▪Other revenues growth of 14%, or 15% on a currency-neutral basis. This includes a 4 percentage point increase due to acquisitions. The remaining growth was driven primarily by the company’s Cyber & Intelligence and Data & Services solutions.

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•Total operating expenses decreased 1%. Excluding the impact of Year-to-Date Special Items, adjusted operating expenses decreased 1% both as adjusted and on a currency-neutral basis. This includes 4 percentage points of growth from acquisitions. Excluding acquisitions, expenses decreased 5% primarily related to lower advertising and marketing, travel and professional fee spend, partially offset by higher personnel costs to support the company’s continued investment in its strategic initiatives.
•Other income (expense) was unfavorable $422 million versus the year-ago period, primarily due to net unrealized losses recorded on equity investments in the current period versus net gains in the prior period. Excluding this activity, adjusted other income (expense) was unfavorable by $184 million versus the year-ago period, primarily due to increased interest expense related to recent debt issuances.
•The effective tax rate for the first nine months of 2020 was 17.3%, versus 17.1% for the comparable period in 2019, primarily due to discrete tax benefits related to a favorable court ruling and a reduction to the Company’s transition tax liability in 2019 as well as certain losses on equity investments that did not provide any tax benefit in the current period, partially offset by a more favorable geographic mix of earnings in the current period. The adjusted effective tax rate for the first nine months of 2020 was 17.1%, versus 17.4% for the comparable period in 2019, primarily due to a more favorable geographic mix of earnings, partially offset by a discrete tax benefit related to a favorable court ruling in 2019.
Third-Quarter 2020 Financial Results Conference Call Details
At 9:00 a.m. ET today, the company will host a conference call to discuss its third-quarter 2020 results.
The dial-in information for this call is 833-714-0894 (within the U.S.) and 778-560-2664 (outside the U.S.). A replay of the call will be available for 30 days and can be accessed by dialing 800-585-8367 (within the U.S.) and 416-621-4642 (outside the U.S.), using passcode 2393503.

A live audio webcast of this call, along with presentation slides, can also be accessed through the Investor Relations section of the company’s website at investor.mastercard.com.
Forward-Looking Statements
This press release contains forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts may be forward-looking statements. When used in this press release, the words “believe”, “expect”, “could”, “may”, “would”, “will”, “trend” and similar words are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements that relate to Mastercard’s future prospects, developments and business strategies. We caution you to not place undue reliance on these forward-looking statements, as they speak only as of the date they are made. Except for the company’s ongoing obligations under the U.S. federal securities laws, the company does not intend to update or otherwise revise the forward-looking information to reflect actual results of operations, changes in financial condition, changes in estimates, expectations or assumptions, changes in general economic or industry conditions or other circumstances arising and/or existing since the preparation of this press release or to reflect the occurrence of any unanticipated events.
Many factors and uncertainties relating to our operations and business environment, all of which are difficult to predict and many of which are outside of our control, influence whether any forward-looking statements can or will be achieved. Any one of those factors could cause our actual results to differ materially from those expressed or implied in writing in any forward-looking statements made by Mastercard or on its behalf, including, but not limited to, the following factors:
•regulation directly related to the payments industry (including regulatory, legislative and litigation activity with respect to interchange rates and surcharging)

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•the impact of preferential or protective government actions
•regulation of privacy, data, security and the digital economy
•regulation that directly or indirectly applies to us based on our participation in the global payments industry (including anti-money laundering, counter financing of terrorism, economic sanctions and anti-corruption; account-based payment systems and issuer practice regulation)
•the impact of changes in tax laws, as well as regulations and interpretations of such laws or challenges to our tax positions
•potential or incurred liability and limitations on business related to any litigation or litigation settlements
•the impact of competition in the global payments industry (including disintermediation and pricing pressure)
•the challenges relating to rapid technological developments and changes
•the challenges relating to operating real-time account-based payment system and to working with new customers and end users
•the impact of information security incidents, account data breaches or service disruptions
•issues related to our relationships with our financial institution customers (including loss of substantial business from significant customers, competitor relationships with our customers and banking industry consolidation), merchants and governments
•exposure to loss or illiquidity due to our role as guarantor and other contractual obligations
•the impact of global economic, political, financial and societal events and conditions, including adverse currency fluctuations and foreign exchange controls
•the impact of the coronavirus (COVID-19) outbreak and measures taken in response to the outbreak
•reputational impact, including impact related to brand perception and lack of visibility of our brands in products and services
•the inability to attract, hire and retain a highly qualified and diverse workforce, or maintain our corporate culture
•issues related to acquisition integration, strategic investments and entry into new businesses
•issues related to our Class A common stock and corporate governance structure
For additional information on these and other factors that could cause the company’s actual results to differ materially from expected results, please see the company’s filings with the Securities and Exchange Commission, including the company’s Annual Report on Form 10-K for the year ended December 31, 2019 and any subsequent reports on Forms 10-Q and 8-K.
About Mastercard Incorporated
Mastercard (NYSE: MA), www.mastercard.com, is a technology company in the global payments industry.  Our global payments processing network connects consumers, financial institutions, merchants, governments and businesses in more than 210 countries and territories.  Mastercard products and solutions make everyday commerce activities - such as shopping, traveling, running a business and managing finances - easier, more secure and more efficient for everyone.  Follow us on Twitter @MastercardNews, join the discussion on the Beyond the Transaction Blog and subscribe for the latest news on the Engagement Bureau.

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Contacts:

Investor Relations:	Media Relations:
Warren Kneeshaw or Gina Accordino	Seth Eisen
investor.relations@mastercard.com	Seth.Eisen@mastercard.com
914-249-4565	914-249-3153

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Consolidated Statement of Operations (Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(in millions, except per share data)
Net Revenue	$3,837	$4,467	$11,181	$12,469
Operating Expenses
General and administrative	1,423	1,448	4,285	4,184
Advertising and marketing	168	227	415	644
Depreciation and amortization	141	137	430	376
Provision for litigation	—	—	28	—
Total operating expenses	1,732	1,812	5,158	5,204
Operating income	2,105	2,655	6,023	7,265
Other Income (Expense)
Investment income	3	26	27	77
Gains (losses) on equity investments, net	(91)	(100)	(190)	48
Interest expense	(105)	(63)	(275)	(160)
Other income (expense), net	3	16	7	26
Total other income (expense)	(190)	(121)	(431)	(9)
Income before income taxes	1,915	2,534	5,592	7,256
Income tax expense	402	426	966	1,238
Net Income	$1,513	$2,108	$4,626	$6,018

Basic Earnings per Share	$1.51	$2.08	$4.61	$5.90
Basic weighted-average shares outstanding	1,001	1,013	1,003	1,020
Diluted Earnings per Share	$1.51	$2.07	$4.59	$5.87
Diluted weighted-average shares outstanding	1,005	1,019	1,008	1,025

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Consolidated Balance Sheet (Unaudited)
	September 30, 2020	December 31, 2019
	(in millions, except per share data)

Assets
Current assets:
Cash and cash equivalents	$10,225	$6,988
Restricted cash for litigation settlement	586	584
Investments	400	688
Accounts receivable	2,357	2,514
Settlement due from customers	1,375	2,995
Restricted security deposits held for customers	1,568	1,370
Prepaid expenses and other current assets	1,958	1,763
Total current assets	18,469	16,902
Property, equipment and right-of-use assets, net of accumulated depreciation and amortization of $1,298 and $1,100, respectively	1,887	1,828
Deferred income taxes	607	543
Goodwill	4,159	4,021
Other intangible assets, net of accumulated amortization of $1,416 and $1,296, respectively	1,507	1,417
Other assets	4,965	4,525
Total Assets	31,594	$29,236

Liabilities, Redeemable Non-controlling Interests and Equity
Current liabilities:
Accounts payable	$341	$489
Settlement due to customers	1,129	2,714
Restricted security deposits held for customers	1,568	1,370
Accrued litigation	798	914
Accrued expenses	5,011	5,489
Other current liabilities	1,111	928
Total current liabilities	9,958	11,904
Long-term debt	12,574	8,527
Deferred income taxes	86	85
Other liabilities	3,095	2,729
Total Liabilities	25,713	23,245

Commitments and Contingencies

Redeemable Non-controlling Interests	25	74

Stockholders’ Equity
Class A common stock, $0.0001 par value; authorized 3,000 shares, 1,395 and 1,391 shares issued and 990 and 996 shares outstanding, respectively	—	—
Class B common stock, $0.0001 par value; authorized 1,200 shares, 8 and 11 shares issued and outstanding, respectively	—	—
Additional paid-in-capital	4,926	4,787
Class A treasury stock, at cost, 406 and 395 shares, respectively	(35,653)	(32,205)
Retained earnings	37,403	33,984
Accumulated other comprehensive income (loss)	(880)	(673)
Mastercard Incorporated Stockholders' Equity	5,796	5,893
Non-controlling interests	60	24
Total Equity	5,856	5,917
Total Liabilities, Redeemable Non-controlling Interests and Equity	$31,594	$29,236

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Consolidated Statement of Cash Flows (Unaudited)
	Nine Months Ended September 30,
	2020	2019
	(in millions)
Operating Activities
Net income	$4,626	$6,018
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of customer and merchant incentives	749	878
Depreciation and amortization	430	376
(Gains) losses on equity investments, net	190	(48)
Share-based compensation	202	207
Deferred income taxes	7	14
Other	15	21
Changes in operating assets and liabilities:
Accounts receivable	112	(278)
Settlement due from customers	1,618	(171)
Prepaid expenses	(1,291)	(1,440)
Accrued litigation and legal settlements	(116)	(637)
Restricted security deposits held for customers	198	93
Accounts payable	(145)	(36)
Settlement due to customers	(1,587)	(77)
Accrued expenses	(399)	266
Net change in other assets and liabilities	362	17
Net cash provided by operating activities	4,971	5,203
Investing Activities
Purchases of investment securities available-for-sale	(161)	(549)
Purchases of investments held-to-maturity	(126)	(167)
Proceeds from sales of investment securities available-for-sale	349	1,003
Proceeds from maturities of investment securities available-for-sale	127	305
Proceeds from maturities of investments held-to-maturity	84	334
Purchases of property and equipment	(280)	(306)
Capitalized software	(277)	(237)
Purchases of equity investments	(183)	(391)
Acquisition of businesses, net of cash acquired	(183)	(1,170)
Settlement of interest rate derivative contracts	(175)	—
Other investing activities	—	(2)
Net cash used in investing activities	(825)	(1,180)
Financing Activities
Purchases of treasury stock	(3,443)	(5,503)
Dividends paid	(1,206)	(1,012)
Proceeds from debt, net	3,959	1,980
Payment of debt	—	(500)
Acquisition of redeemable non-controlling interests	(49)	—
Contingent consideration paid	—	(199)
Tax withholdings related to share-based payments	(145)	(161)
Cash proceeds from exercise of stock options	88	107
Other financing activities	19	3
Net cash used in financing activities	(777)	(5,285)
Effect of exchange rate changes on cash, cash equivalents, restricted cash and restricted cash equivalents	66	(103)
Net increase (decrease) in cash, cash equivalents, restricted cash and restricted cash equivalents	3,435	(1,365)
Cash, cash equivalents, restricted cash and restricted cash equivalents - beginning of period	8,969	8,337
Cash, cash equivalents, restricted cash and restricted cash equivalents - end of period	$12,404	$6,972

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Non-GAAP Financial Information
Mastercard discloses the following non-GAAP financial measures: adjusted operating expenses, adjusted operating margin, adjusted other income (expense), adjusted effective income tax rate, adjusted net income and adjusted diluted earnings per share (as well as related applicable growth rates versus the comparable period in the prior year). These non-GAAP financial measures exclude the impact of gains and losses on the company’s equity investments which includes mark-to-market fair value adjustments, impairments and gains and losses upon disposition, as well as the related tax impacts. These non-GAAP financial measures also exclude the impact of special items, where applicable, which represent litigation judgments and settlements and certain one-time items, as well as the related tax impacts. The company excluded these items because management evaluates the underlying operations and performance of the company separately from these recurring and nonrecurring items.
In addition, the company presents growth rates adjusted for the impact of currency, which is a non-GAAP financial measure. Currency-neutral growth rates are calculated by remeasuring the prior period’s results using the current period’s exchange rates for both the translational and transactional impacts on operating results. The impact of currency translation represents the effect of translating operating results where the functional currency is different from the company’s U.S. dollar reporting currency. The impact of the transactional currency represents the effect of converting revenue and expenses occurring in a currency other than the functional currency. The company believes the presentation of currency-neutral growth rates provides relevant information to facilitate an understanding of its operating results.
The company believes that the non-GAAP financial measures presented facilitate an understanding of operating performance and provide a meaningful comparison of its results between periods. The company’s management uses non-GAAP financial measures to, among other things, evaluate its ongoing operations in relation to historical results, for internal planning and forecasting purposes and in the calculation of performance-based compensation.
The company includes reconciliations of the requisite non-GAAP financial measures to the most directly comparable GAAP financial measures. The presentation of non-GAAP financial measures should not be considered in isolation or as a substitute for the company’s related financial results prepared in accordance with GAAP.

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Non-GAAP Reconciliations (QTD)
	Three Months Ended September 30, 2020
	Operating expenses	Operating margin	Other Income (Expense)	Effective income tax rate	Net income	Diluted earnings per share
	($ in millions, except per share data)
Reported - GAAP	$1,732	54.9%	$(190)	21.0%	$1,513	$1.51
(Gains) losses on equity investments [1]	**	**	91	(1.0)%	92	0.09
Non-GAAP	$1,732	54.9%	$(99)	20.0%	$1,605	$1.60

	Three Months Ended September 30, 2019
	Operating expenses	Operating margin	Other Income (Expense)	Effective income tax rate	Net income	Diluted earnings per share
	($ in millions, except per share data)
Reported - GAAP	$1,812	59.4%	$(121)	16.9%	$2,108	$2.07
(Gains) losses on equity investments [1]	**	**	100	—%	84	0.08
Non-GAAP	$1,812	59.4%	$(21)	16.8%	$2,191	$2.15

	Three Months Ended September 30, 2020 as compared to the Three Months Ended September 30, 2019
	Increase/(Decrease)
	Net revenue	Operating expenses	Operating margin	Effective income tax rate	Net income	Diluted earnings per share
Reported - GAAP	(14)%	(4)%	(4.6) ppt	4.1 ppt	(28)%	(27)%
(Gains) losses on equity investments [1]	**	**	**	(0.9) ppt	1%	1%
Non-GAAP	(14)%	(4)%	(4.6) ppt	3.2 ppt	(27)%	(26)%
Currency impact [2]	—%	—%	0.3 ppt	0.1 ppt	1%	1%
Non-GAAP - currency-neutral	(14)%	(5)%	(4.2) ppt	3.3 ppt	(26)%	(25)%
Note:    Tables may not sum due to rounding.
**    Not applicable
Gains and Losses on Equity Investments
1. Q3’20 and Q3’19, net losses of $91 million and $100 million, respectively, were primarily related to unrealized fair market value adjustments on marketable and non-marketable equity securities.
Other Notes
2. Represents the translational and transactional impact of currency.

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Non-GAAP Reconciliations (YTD)
	Nine Months Ended September 30, 2020
	Operating expenses	Operating margin	Other Income (Expense)	Effective income tax rate	Net income	Diluted earnings per share
	($ in millions, except per share data)
Reported - GAAP	$5,158	53.9%	$(431)	17.3%	$4,626	$4.59
(Gains) losses on equity investments [1]	**	**	190	(0.2)%	171	0.17
Litigation provisions [2]	(28)	0.3%	**	—%	22	0.02
Non-GAAP	$5,129	54.1%	$(241)	17.1%	$4,819	$4.78

	Nine Months Ended September 30, 2019
	Operating expenses	Operating margin	Other Income (Expense)	Effective income tax rate	Net income	Diluted earnings per share
	($ in millions, except per share data)
Reported - GAAP	$5,204	58.3%	$(9)	17.1%	$6,018	$5.87
(Gains) losses on equity investments [1]	**	**	(48)	(0.1)%	(32)	(0.03)
Tax act [3]	**	**	**	0.4%	(30)	(0.03)
Non-GAAP	$5,204	58.3%	$(57)	17.4%	$5,956	$5.81

	Nine Months Ended September 30, 2020 as compared to the Nine Months Ended September 30, 2019
	Increase/(Decrease)
	Net revenue	Operating expenses	Operating margin	Effective income tax rate	Net income	Diluted earnings per share
Reported - GAAP	(10)%	(1)%	(4.4) ppt	0.2 ppt	(23)%	(22)%
(Gains) losses on equity investments [1]	**	**	**	(0.1) ppt	3%	3%
Litigation provisions [2]	**	(1)%	0.3 ppt	— ppt	—%	—%
Tax act [3]	**	**	**	(0.4) ppt	—%	—%
Non-GAAP	(10)%	(1)%	(4.1) ppt	(0.3) ppt	(19)%	(18)%
Currency impact [4]	1%	1%	0.3 ppt	0.2 ppt	2%	2%
Non-GAAP - currency-neutral	(9)%	(1)%	(3.8) ppt	(0.1) ppt	(18)%	(16)%
Note:    Tables may not sum due to rounding.
**    Not applicable
Gains and Losses on Equity Investments
1. Year-to-date 2020 and year-to-date 2019, net losses of $190 million and net gains of $48 million, respectively, were primarily related to unrealized fair market value adjustments on marketable and non-marketable equity securities.
Year-to-Date Special Items
2. Year-to-date 2020 pre-tax charges of $28 million related to estimated attorneys’ fees and litigation settlements with U.K. and Pan-European merchants.
3. Year-to-date 2019 net tax benefit of $30 million related to a reduction to the 2017 one-time deemed repatriation tax on accumulated foreign earnings resulting from final transition tax regulations issued in 2019.
Other Notes
4. Represents the translational and transactional impact of currency.

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Mastercard Incorporated Operating Performance
	For the 3 Months Ended September 30, 2020
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$483	(1.5)%	(1.4)%	$329	—%	6,800	3.9%	$154	(4.2)%	1,577	873
Canada	45	(3.8)%	(3.0)%	44	(1.8)%	721	(3.5)%	1	(30.6)%	5	62
Europe	518	2.0%	2.7%	353	3.6%	11,706	14.4%	165	0.9%	1,061	632
Latin America	88	(22.2)%	(6.8)%	59	(1.8)%	2,753	(5.8)%	30	(15.4)%	246	223
Worldwide less United States	1,135	(2.1)%	(0.1)%	785	1.3%	21,980	7.5%	350	(3.1)%	2,889	1,790
United States	513	4.0%	4.0%	451	4.0%	7,829	1.1%	62	3.9%	323	485
Worldwide	1,648	(0.3)%	1.2%	1,236	2.3%	29,809	5.7%	412	(2.1)%	3,212	2,275
Mastercard Credit and Charge Programs
Worldwide less United States	523	(9.4)%	(7.6)%	489	(7.0)%	10,030	(1.1)%	34	(14.6)%	158	709
United States	214	(12.4)%	(12.4)%	210	(10.1)%	2,420	(9.9)%	4	(65.0)%	6	234
Worldwide	737	(10.3)%	(9.0)%	699	(8.0)%	12,451	(2.9)%	37	(24.8)%	163	943
Mastercard Debit Programs
Worldwide less United States	612	5.1%	7.3%	296	19.0%	11,950	16.0%	316	(1.7)%	2,731	1,081
United States	299	20.2%	20.2%	240	20.7%	5,409	6.9%	59	17.8%	318	250
Worldwide	911	9.6%	11.2%	537	19.7%	17,359	13.0%	375	0.9%	3,049	1,331

	For the 9 Months Ended September 30, 2020
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$1,361	(4.7)%	(2.6)%	$920	(1.3)%	18,994	3.9%	$441	(5.0)%	4,620	873
Canada	124	(5.9)%	(4.1)%	118	(4.7)%	1,946	(5.9)%	6	8.8%	14	62
Europe	1,382	(2.3)%	0.5%	932	0.9%	30,982	10.2%	450	(0.3)%	2,965	632
Latin America	268	(18.1)%	(3.4)%	177	1.2%	8,007	(1.4)%	92	(11.2)%	753	223
Worldwide less United States	3,136	(5.1)%	(1.4)%	2,147	(0.4)%	59,929	5.9%	988	(3.5)%	8,352	1,790
United States	1,454	1.7%	1.7%	1,274	1.7%	22,113	(0.4)%	180	1.2%	914	485
Worldwide	4,589	(3.0)%	(0.4)%	3,421	0.4%	82,042	4.1%	1,168	(2.8)%	9,266	2,275
Mastercard Credit and Charge Programs
Worldwide less United States	1,486	(10.8)%	(7.2)%	1,381	(7.2)%	28,142	(0.6)%	104	(7.6)%	468	709
United States	624	(10.0)%	(10.0)%	605	(9.0)%	6,917	(7.7)%	19	(34.8)%	19	234
Worldwide	2,110	(10.6)%	(8.1)%	1,987	(7.7)%	35,058	(2.1)%	123	(13.1)%	486	943
Mastercard Debit Programs
Worldwide less United States	1,650	0.8%	4.5%	766	14.8%	31,787	12.5%	884	(3.0)%	7,885	1,081
United States	830	12.7%	12.7%	668	13.9%	15,197	3.3%	162	8.0%	895	250
Worldwide	2,480	4.5%	7.1%	1,435	14.4%	46,984	9.3%	1,045	(1.4)%	8,780	1,331

Mastercard Incorporated Operating Performance (continued)
	For the 3 Months ended September 30, 2019
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$490	10.2%	12.4%	$327	10.6%	6,545	20.9%	$163	16.0%	1,739	831
Canada	47	7.7%	8.8%	45	9.3%	748	14.9%	2	(2.8)%	6	62
Europe	508	16.0%	19.8%	339	21.7%	10,230	31.5%	169	16.1%	1,195	579
Latin America	113	14.4%	18.2%	74	22.8%	2,923	27.1%	39	10.4%	302	200
Worldwide less United States	1,159	13.0%	15.9%	785	16.2%	20,446	26.7%	373	15.3%	3,241	1,673
United States	493	11.6%	11.6%	433	12.6%	7,745	11.7%	60	4.8%	339	467
Worldwide	1,652	12.6%	14.6%	1,219	14.9%	28,191	22.2%	433	13.7%	3,579	2,139
Mastercard Credit and Charge Programs
Worldwide less United States	577	7.9%	11.0%	536	11.3%	10,140	20.3%	41	7.1%	189	682
United States	244	14.6%	14.6%	234	14.4%	2,687	15.8%	10	19.9%	9	238
Worldwide	821	9.8%	12.0%	770	12.2%	12,827	19.3%	51	9.4%	198	920
Mastercard Debit Programs
Worldwide less United States	582	18.5%	21.3%	250	28.4%	10,306	33.6%	332	16.4%	3,052	991
United States	249	8.8%	8.8%	199	10.6%	5,058	9.7%	50	2.2%	329	229
Worldwide	831	15.4%	17.2%	449	19.9%	15,364	24.7%	382	14.3%	3,381	1,219

	For the 9 Months ended September 30, 2019
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$1,428	7.4%	11.9%	$952	10.1%	18,281	19.6%	$476	15.6%	5,056	831
Canada	132	4.2%	7.5%	126	7.7%	2,068	12.4%	5	4.2%	17	62
Europe	1,415	10.6%	18.6%	945	20.2%	28,117	30.4%	470	15.4%	3,411	579
Latin America	328	8.8%	15.8%	213	20.3%	8,117	24.0%	115	8.3%	872	200
Worldwide less United States	3,303	8.7%	14.9%	2,236	15.0%	56,584	25.1%	1,066	14.6%	9,357	1,673
United States	1,430	9.7%	9.7%	1,252	11.0%	22,209	10.2%	178	1.5%	995	467
Worldwide	4,733	9.0%	13.2%	3,488	13.5%	78,793	20.5%	1,244	12.5%	10,352	2,139
Mastercard Credit and Charge Programs
Worldwide less United States	1,666	3.6%	9.9%	1,548	10.2%	28,319	18.2%	118	5.2%	547	682
United States	694	12.2%	12.2%	665	12.4%	7,494	13.7%	28	7.1%	27	238
Worldwide	2,359	6.0%	10.5%	2,213	10.9%	35,813	17.2%	146	5.6%	574	920
Mastercard Debit Programs
Worldwide less United States	1,637	14.4%	20.4%	689	27.3%	28,265	32.9%	948	15.9%	8,810	991
United States	737	7.5%	7.5%	587	9.4%	14,714	8.5%	150	0.5%	969	229
Worldwide	2,373	12.2%	16.1%	1,275	18.4%	42,980	23.4%	1,098	13.5%	9,778	1,219

APMEA = Asia Pacific / Middle East / Africa
Note that the figures in the preceding tables may not sum due to rounding; growth represents change from the comparable year-ago period.

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Footnote
The tables set forth the gross dollar volume (“GDV”), purchase volume, cash volume and the number of purchase transactions, cash transactions and cards on a regional and global basis for Mastercard™-branded cards. Growth rates over prior periods are provided for volume-based data.
Debit transactions on Maestro® and Cirrus®-branded cards and transactions involving brands other than Mastercard are not included in the preceding tables.
For purposes of the table: GDV represents purchase volume plus cash volume and includes the impact of balance transfers and convenience checks; “purchase volume” means the aggregate dollar amount of purchases made with Mastercard-branded cards for the relevant period; and “cash volume” means the aggregate dollar amount of cash disbursements obtained with Mastercard-branded cards for the relevant period. The number of cards includes virtual cards, which are Mastercard-branded payment accounts that do not generally have physical cards associated with them.
The Mastercard payment product is comprised of credit, charge, debit and prepaid programs, and data relating to each type of program is included in the tables. The tables include information with respect to transactions involving Mastercard-branded cards that are not switched by Mastercard and transactions for which Mastercard does not earn significant revenues.
Information denominated in U.S. dollars is calculated by applying an established U.S. dollar/local currency exchange rate for each local currency in which Mastercard volumes are reported. These exchange rates are calculated on a quarterly basis using the average exchange rate for each quarter. Mastercard reports period-over-period rates of change in purchase volume and cash volume on the basis of local currency information, in order to eliminate the impact of changes in the value of currencies against the U.S. dollar in calculating such rates of change.
The data set forth in the GDV, purchase volume, purchase transactions, cash volume and cash transactions columns is provided by Mastercard customers and is subject to verification by Mastercard and partial cross-checking against information provided by Mastercard’s transaction switching systems. The data set forth in the cards columns is provided by Mastercard customers and is subject to certain limited verification by Mastercard. A portion of the data set forth in the cards columns reflects the impact of routine portfolio changes among customers and other practices that may lead to over counting of the underlying data in certain circumstances. All data is subject to revision and amendment by Mastercard or Mastercard’s customers.
Performance information for prior periods can be found in the Investor Relations section of the Mastercard website at investor.mastercard.com.

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